EXHIBIT 21
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                      PEOPLES-SIDNEY FINANCIAL CORPORATION

                                         State of             Percentage of
        Subsidiary                    Incorporation         securities owned
        ----------                    -------------         ----------------

Peoples Federal Savings & Loan           Federal                   100%
  Association of Sidney

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